EXHIBIT 10.55
                                                                   -------------




   50 FREMONT STREET SAN FRANCISCO, CA 94105-2228 415.983.1000 F: 415.983.1200
          MAILING ADDRESS: P. O. BOX 7880 SAN FRANCISCO, CA 94120-7880

                                                                M. David Minnick
                                                                    415.983.1351
                                                  dminnick@pillsburywinthrop.com






November 16, 2001


VIA FACSIMILE & FIRST-CLASS MAIL
--------------------------------

Mr. Dennis Lee
United Commercial Bank
711 Van Ness Avenue
San Francisco, CA 94102

         Re:      ATG, Inc. - Security interest in deposit accounts

Dear Mr. Lee:

We are counsel to United California Bank (fka Sanwa Bank California) in its capacity as agent (the "Agent") for certain banks issuing letters of credit for the account of ATG Inc. and for lenders pursuant to that certain Credit and
Reimbursement Agreement dated as of November 1, 1999 (the "Credit and Reimbursement Agreement") with ATG Inc., as amended, extended and modified from time to time, (collectively with the Agent, the "Secured Parties").

United Commercial Bank ("Commercial Bank") was notified by letter dated June 18, 2001 that ATG Inc. has granted a security interest in, among other things, all of the deposit accounts of ATG Inc. at Commercial Bank (the "Deposit Accounts"), to the Secured Parties pursuant to that certain Security Agreement (the "Security Agreement") dated as of November 1, 1999. The Secured Parties understand that there are at least two deposit accounts in the name of ATG INC., which are identified as account numbers 63717544 and 63517403 and are expressly included in the definition of Deposit Accounts.

By our letter dated November 8, 2001 we notified Commercial Bank that certain Events of Default (as defined in the Credit and Reimbursement Agreement) had occurred

November 16, 2001
Mr. Dennis Lee
Page 2


and were continuing under the Credit and Reimbursement Agreement. In connection with such Events of Default and pursuant to the rights and remedies of the Secured Parties under the Credit and Reimbursement Agreement, the Security Agreement, the documents executed in connection therewith and at law and/or in equity, the Agent instructed Commercial Bank to immediately pay the balance of any and all funds in the Deposit Accounts directly to the benefit of the Agent, on behalf of the Secured Parties.

We have had discussions with counsel for ATG. As a result, the Agent is willing to authorize $1,000,000 to be utilized from the Deposit Accounts to pay such entities as ATG selects provided that all amounts that ATG has on deposit with Commercial Bank in excess of $1,000,000 have been wire transferred to the Agent pursuant to the following wire instructions and confirmation of the wire transfer has been provided to the Agent:

United California Bank
Routing # 1220-03516
1977 Saturn Street
Monterey Park, CA 91754
Attn: Frances Medina
Reference: ATG, Inc.
Account #0492-17477

In addition, if any new funds should be deposited for the account of ATG with Commercial Bank, such funds shall be deposited in a separate account that is blocked from any withdrawals without the instructions of ATG and the Agent or the Agent acting alone.

All of the Deposit Accounts with Commercial Bank, including without limitation, any new account established to receive deposits, shall be and remain subject to the security interest of the Agent.

To the extent, if any, that there is any creditor with a superior lien to the Secured Parties, the Secured Parties will take the funds received subject to such superior lien.

November 16, 2001
Mr. Dennis Lee
Page 3



Very truly yours,

/s/ M. David Minnick
----------------------
M. David Minnick

cc:      Ms. E. Leigh Irwin
         Mr. Thomsen Young



ATG, Inc agrees to the above and expressly authorizes Commercial Bank to wire transfer the funds in excess of $1,000,000 to the Agent pursuant to the instructions set forth above.

ATG, INC.

By /s/ Frank Y. Chiu
   -------------------------------
     Frank Y. Chiu
     Executive Vice President and
     Chief Financial Officer